Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

David L. Piazza

Vice President, Finance

703.742.5312

dpiazza@quadramed.com

QUADRAMED ANNOUNCES

2004 AND FOURTH QUARTER FINANCIAL RESULTS

RESTON, VA – (March 15, 2005) – QuadraMed® Corporation (Amex: QD) announced today its 2004 annual and fourth quarter financial results. Management will review these results in an investment community conference call at 8:00 AM Eastern (5:00 AM Pacific) on Wednesday, March 16, 2005. The call will also be webcast.

Revenues were $130.5 million for the year and $30.0 million for the fourth quarter, representing an increase of 4% and decrease of 18% respectively compared to the same periods in 2003. Loss from Operations in 2004 was $(22.6) million compared to $(16.1) million for the prior year. Included in Loss from Operations in 2004 is a $4.2 million charge related to the abandonment of the Company’s San Rafael, California former headquarters, and a $3.3 million charge related to the decision to shut down its Financial Services Division. Both of these events occurred in the fourth quarter. Excluding these two charges, proforma Loss from Operations would have been $(15.1) million in 2004 compared to $(16.1) million for the prior year. Significant non-cash expenses included in Loss from Operations for 2004 and 2003 were depreciation and amortization of $12.1 million and $11.6 million respectively, and provision for bad debts of $3.2 million and $2.6 million respectively.

Cash used in operating activities was $(10.3) million in 2004, compared to cash provided by operating activities of $802,000 in 2003. The change in cash flow from operations was due principally to changes in deferred revenue accounts, and changes in accounts payable and accrued liabilities accounts.

Management will review these results in an investment community conference call at 8:00 AM Eastern (5:00 AM Pacific) on Wednesday, March 16, 2005. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 800-479-9001 domestic, and 719-457-2618 international. Callers should dial in by 7:45 AM Eastern (4:45 AM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 7:45 AM Eastern (4:45 AM Pacific) to register and to download and install any necessary audio software. The webcast replays will be available until 12:00 AM Eastern on March 22, 2005 by dialing 719-457-0820 or 888-203-1112. The replay passcode is 4102926.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of December 31, 2004 and December 31, 2003

	Exhibit 2	Condensed Consolidated Statements of Operations for the Three Months Ended December 31, 2004 and December 31, 2003 and Twelve Months Ended December 31, 2004 and December 31, 2003

	Exhibit 3	Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2004 and December 31, 2003

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient access management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of almost 700 professionals whose experience and dedication to service have earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

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Exhibit 1

QUADRAMED CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except percentages and per share amounts)

	December 31, UNAUDITED
	2004	2003
ASSETS
Current assets
Cash and cash equivalents	$22,429	$36,944
Accounts receivable, net of allowance for doubtful accounts of $3,303 and $3,406, respectively	25,550	30,872
Unbilled receivables	6,603	4,762
Notes and other receivables	832	1,456
Prepaid expenses and other current assets	8,001	11,268

Total current assets	63,415	85,302

Restricted cash	3,889	5,523
Property and equipment, net of accumulated depreciation and amortization of $20,656 and $19,395, respectively	5,129	5,643
Capitalized software development costs, net of accumulated amortization of $12,038 and $10,227, respectively	1,427	3,219
Goodwill	25,983	18,445
Other intangible assets, net of accumulated amortization of $18,035 and $15,599, respectively	12,451	6,992
Other long-term assets	7,116	8,031

Total assets	$119,410	$133,155

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$4,501	$2,914
Accrued payroll and related	7,637	11,100
Accrued interest	—	1,912
Other accrued liabilities	7,399	7,866
Dividends payable	13,780	—
Deferred revenue	44,040	48,502

Total current liabilities	77,357	72,294
5.25% Convertible Subordinated debt due 2005	—	11,931
10% Senior Secured debt due 2008, net of unamortized discount of $0 and $11,061	—	61,233
Accrued exit cost of building closing	4,048	—
Other long-term liabilities	5,366	4,580

Total liabilities	86,771	150,038

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 and zero shares issued and outstanding, respectively	83,412	—
Common stock, $0.01 par, 150,000 shares authorized, 40,043 and 28,671 shares issued and outstanding, respectively	400	222
Additional paid-in-capital	301,231	291,962
Deferred compensation	(1,868)	(2,886)
Accumulated other comprehensive loss	(126)	(65)
Accumulated deficit	(350,410)	(306,116)

Total stockholders’ equity (deficit)	32,639	(16,883)

Total liabilities and stockholders’ equity (deficit)	$119,410	$133,155

Exhibit 1 to Press Release dated March 15, 2005

Exhibit 2

QUADRAMED CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	UNAUDITED Three months ended December 31,		UNAUDITED Year ended December 31,
	2004	2003	2004	2003
Revenue
Services	$2,604	$4,702	$16,098	$18,767
Maintenance	11,686	9,263	43,258	36,198
Installation and other	3,510	5,343	17,924	18,556

Services and other revenue	17,800	19,308	77,280	73,521
License	11,800	16,711	45,036	46,790
Hardware	417	713	8,140	4,794

Total revenue	30,017	36,732	130,456	125,105

Cost of revenue
Cost of services and other revenue	8,428	9,679	36,462	40,544
Royalties and other	2,340	2,292	9,977	5,777
Amortization of acquired technology and capitalized software	1,996	679	4,138	2,881

Cost of licenses revenue	4,336	2,971	14,115	8,658
Cost of hardware revenue	627	343	6,062	3,273

Total cost of revenue	13,391	12,993	56,639	52,475

Gross margin	16,626	23,739	73,817	72,630

Operating expenses
General and administration	5,689	10,429	31,342	38,440
Sales and marketing	6,321	5,388	24,146	21,005
Software development	6,974	6,427	28,056	23,798
Amortization of intangible assets and depreciation	1,680	1,020	5,393	5,523
Exit cost of facility closing	4,190	—	4,190	—
Impairment and other charges for Financial Services Division	3,332	—	3,332	—

Total operating expenses	28,186	23,264	96,459	88,766

Income (loss) from operations	(11,560)	475	(22,642)	(16,136)

Other income (expense)
Interest expense	(177)	(2,673)	(5,372)	(9,439)
Interest income	130	153	481	591
Other income (expense), net	266	259	400	1,015
Loss from retirement of debt	—	—	(14,871)	—
Benefit (provision) for income taxes	14	36	175	26

Other income (expense)	233	(2,225)	(19,187)	(7,807)

Net loss	$(11,327)	$(1,750)	$(41,829)	$(23,943)
Preferred stock accretion	(1,117)	—	(2,465)	—

Net loss attributable to common shareholders	$(12,444)	$(1,750)	$(44,294)	$(23,943)

Income (loss) per share – basic and diluted
Continuing operations	$(0.31)	$(0.06)	$(1.23)	$(0.87)
Discontinued operations	—	—	—	—

Net income (loss)	$(0.31)	$(0.06)	$(1.23)	$(0.87)

Weighted average shares outstanding
Basic and diluted	40,039	27,881	35,982	27,405

Exhibit 2 to Press Release dated March 15, 2005

Exhibit 3

QUADRAMED CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	UNAUDITED 2004	UNAUDITED 2003
Cash flows from operating activities
Net income (loss) attributable to common shareholders	$(44,294)	$(23,943)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,111	11,647
Provision for bad debts	3,185	2,567

Impairment and other charges for Financial Services Division	3,332	—
Loss on retirement of debt	14,871	—
Exit cost on facility closing	4,190	—
Preferred stock accretion	2,465	—
Other	(5)	325
Changes in assets and liabilities:
Accounts receivable	4,057	(1,827)
Prepaid expenses and other	2,626	(5,710)
Accounts payable and accrued liabilities	(5,658)	8,733
Deferred revenue	(7,227)	9,010

Cash provided by (used in) continuing operations	(10,347)	802
Cash used in discontinued operations	—	—

Cash provided by (used in) operating activities	(10,347)	802

Cash flows from investing activities
Increase (decrease) in restricted cash	1,634	326
Sales of available-for-sale securities, net	77	2,360
Sale of assets	—	4,190
Acquisitions of businesses, net of cash acquired	(9,376)	—
Purchases of property and equipment	(4,513)	(3,263)
Capitalized software development costs	—	—

Cash provided by (used in) investing activities	(12,178)	3,613

Cash flows from financing activities
Issuances of debt and warrants	—	71,000
Repayments of debt	(88,090)	(62,473)
Proceeds from issuance of preferred stock	96,121	—
Payment of preferred stock dividends	(1,803)
Proceeds from issuance of common stock	1,793	339
Other	(10)	—

Cash provided by (used in) financing activities	8,011	8,866

Net increase (decrease) in cash and cash equivalents	(14,514)	13,281

Cash and cash equivalents, beginning of period	36,944	23,663

Cash and cash equivalents, end of period	$22,429	$36,944

Supplemental disclosure of cash flow information
Cash paid for interest	$3,481	$6,672
Cash paid (refunded) for taxes	$(175)	$38

Supplemental disclosure of non-cash investing and financing transactions
Issuance of restricted shares of common stock	$—	$2,800
Issuance of debt in lieu of interest payment	$—	$1,294
Issuance of common stock upon acquisition of Tempus	$7,650	$—

Exhibit 3 to Press Release dated March 15, 2005